Exhibit 99.1

PURPLE INNOVATION, INC. 2019 LONG-TERM EQUITY INCENTIVE PLAN

The Board of Directors (the “Board”) of Purple Innovation, Inc., for itself and its subsidiaries (collectively “Company”), has adopted this Purple Innovation, Inc. 2019 Long-Term Equity Incentive Plan (the “Plan”) as of May 9, 2019.

1. Purpose of Plan.

The purposes of the Plan are to retain and incentivize key employees who can influence long-term business success by improving profitability and shareholder value. The intent of this Plan is to maintain competitive compensation for such key employees and link a component of total compensation with long-term business performance.

2. Definitions.

(a) “Annual Base Salary” with respect to the Plan Year (defined below) shall mean the amount of salary paid by the Company to a participant during such Plan Year without reduction for any amounts withheld pursuant to participation in a qualified “cafeteria plan” under Section 125 of the Internal Revenue Code (the “Code”) or a cash or deferred arrangement under Section 401(k) of the Code. Annual Base Salary shall not include any amount paid or accruing to a participant under the Plan, cash awards granted under any Purple Innovation, Inc. short-term cash incentive or any other incentive plan, any extraordinary renumeration, expense allowance, imputed income or any other amounts deemed to be indirect compensation, and any contributions made by the Company to this Plan or any other plan or any other amounts which, in the discretion of the Board, are not considered to be Annual Base Salary for purposes of the Plan.

(b) “Equity Level” with respect to the Plan shall mean the monetary value used to determine the amount of equity awarded in a Grant Document (defined below) as set forth in this Plan, determined by multiplying (x) the percentage set forth in the participation letter issued by the Company to those who are eligible to participate in the Plan by (y) the participant’s Annual Base Salary.

(c) “Grant Document” shall mean an “Options Grant Agreement” or other document signed by the Company and the employee in which the terms of the equity award are stated.

(d) “Incentive Plan” shall mean the Purple Innovation, Inc. 2017 Equity Incentive Plan previously approved by the shareholders and which governs and takes precedence over this Plan and any Grant Document. Any capitalized terms used herein not otherwise defined or defined inconsistently with a definition in the Incentive Plan, shall have the meaning provided in the Incentive Plan.

(e) “Plan Year” shall mean all or any of the five calendar years beginning with 2019 (January 1, 2019) and ending with 2023 (December 31, 2023). (If the Plan is extended to apply to subsequent years it shall mean the Company’s fiscal year if then different from the calendar year.)

(f) “Vesting Schedule” shall mean the dates on which equity awarded under the Plan vests, or becomes an exercisable property right owned by the participant, in accordance with the terms of the Grant Document received by the participant during the Plan Year.

3. Administration of the Plan.

The Plan is authorized by the Board and shall be administered by the Company under the oversight of the HR & Compensation Committee. All awards made under the Plan shall be approved by the Board. No member of the Board, while serving as such, shall be eligible for participation in the Plan as a director but shall be eligible as an employee if also employed by the Company. The Board shall have exclusive and final authority in all determinations and decisions affecting the Plan and its participants. The Board shall also have sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to: (i) approving the designation of eligible participants; (ii) determining the percentage to be multiplied by a participant’s Annual Base Salary; (iii) setting the criteria for each participant; and (iv) determining attainment of the Plan’s purpose and other material terms.

4. Participation.

Participation in the Plan is limited to key employees who are employed to serve as Senior Vice Presidents, Vice Presidents or Senior Directors as determined by the Company’s management, or Board if required by the Bylaws, upon consideration of such factors deemed appropriate in connection with accomplishing the purposes of the Plan. The Board may from time to time designate when a participant ceases to be a participant of the Plan during the Plan Year or return to participation in the Plan during the Plan Year. The timing of equity awards for new employees hired and beginning service during a Plan Year shall be determined on a case-by-case basis.

5. Condition Precedent to an Award.

For the Plan to activate, the Company must have sufficient shares available for issuance in accordance with the Incentive Plan, as the same may be refreshed from time to time. In no case shall an award be valid or binding if there is insufficient equity in the Incentive Plan to issue Class A Common Stock under this Plan. All equity awards must be consistent with the Incentive Plan.

6. Right to an Award.

Unless otherwise determined by the Board, in its sole discretion, a participant shall have no right to receive equity under the Plan unless the participant remains in the employ of the Company at the time of the grant, and shall have no right to exercise Options granted under the Plan unless the participant remains in the employ of the Company through and including one or more dates provided in the Vesting Schedule, and then limited to the portion(s) vested under the Vesting Schedule, and remains in good standing with the Company during the Plan Year prior to any vesting. No participant shall have a right to more than the amount of equity that is granted or to exercise more than the amount of Options vested in accordance with the Grant Document.

7. Grant.

Subject to the other provisions of the Plan, equity awarded to a participant under the Plan will be made each Plan Year by entering into a Grant Document with the participant for Options to purchase Class A Common Stock of the Company in an amount determined by dividing (x) the Equity Level applicable to the participant for the subject Plan Year by (y) the fair market value of the Company’s Class A Common Stock, as determined in accordance with the Grant Document, on the date of the award stated on the Grant Document. It is anticipated that the form for the Grant Document will provide a Vesting Schedule governing the exercisability of the Options. The Company reserves the right to amend and change the form of agreement from time to time in its discretion. Options awarded under the Plan will be recommended by management and/or the HR & Compensation Committee and subject to approval by the Board.

8. Time of Grant.

The grant will occur promptly during an open trading window as determined in accordance with the Company’s Insider Trading Policy after the Annual Base Salary for the participant during the Plan Year has been determined and announced to the participant. Any changes in the Annual Base Salary of participants are anticipated during the first quarter of each Plan Year but may occur at any time with supplemental awards made later in the year if necessary.

9. Miscellaneous Provisions.

(a) A participant’s rights and interests under the Plan are personal to the participant and may not be sold, assigned, pledged, or otherwise transferred or encumbered in any manner.

(b) No equity award will be earned that is not vested in accordance with the Vesting Schedule at the time employment is terminated (including for voluntary or involuntary separation, retirement, death or disability).

(c) Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to continued employment with the Company either before or after vesting under the Vesting Schedule set forth in the Grant Document.

(d) The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold income or other taxes incurred because of equity awards made under the Plan or vesting under the Vesting Schedule.

(e) The Board may at any time, and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part prior to any equity award under the Plan. Notwithstanding the foregoing, no such action may be taken that affects adversely any of the rights of a participant, without such participant’s consent, under a Grant Document previously entered into under the Plan.

(f) The Company has the right to recoup or “clawback” awards granted under this Plan in accordance with the Company’s Clawback Policy in effect at the time.

(g) The Plan shall apply only to the Plan Year and shall not continue thereafter for subsequent years or from year to year, except as hereafter may be determined by the Board.

(h) In the absence of a written employment contract, the relationship between employees and the Company is one of at-will employment. The Plan does not alter this relationship. The Plan will not supersede any specific employment contract obligations the Company may have with a Plan participant.

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